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                                                                      EXHIBIT 23



                         CMC SECURITIES CORPORATION III
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-47913) of CMC Securities Corporation III pertaining to the issuance of a maximum $4 billion aggregate principal balance of collateralized mortgage obligations and in the related prospectus and prospectus supplements of our report dated February 4, 1999, with respect to the financial statements of CMC Securities Corporation III included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                            ERNST & YOUNG LLP


Dallas, Texas
February 4, 1999